UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

001-34942
(Commission File Number)

Delaware	77-0557980
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 16, 2018, the Compensation Committee of the Board of Directors (the “Committee”) of Inphi Corporation (the “Company”) (i) approved long-term market value stock unit (“MVSU”) awards to key executives that may be earned based on the Company’s total shareholder return (“TSR”) in comparison to the TSR of the companies in the S&P 500 Index over a period of approximately three years in length ending in the first calendar quarter of 2021 after reporting of fiscal year 2020 results and (ii) adopted the Inphi Corporation Annual Incentive Plan (“Bonus Plan”) thereby formalizing the annual bonus plan structure applicable to all Company’s employees, including named executive officers, into a written plan document.

Background and Considerations

The Company’s executive compensation program is designed to achieve the following:

●	attract qualified, experienced and talented executives, in a highly competitive market;
●	motivate and reward those executives whose skills, knowledge and performance are critical to the Company’s on-going success;
●

encourage executives to focus on the achievement of corporate and financial performance goals by aligning their incentives to the achievement of both corporate and business unit or functional goals; and

●	retain executives and align their interests with those of Company shareholders by linking a significant portion of each executive’s compensation to returns being realized by Company shareholders.

A significant portion of the target total direct compensation opportunity of the Company’s executives is typically in the form of annual equity awards. In the past few years, through 2017, a substantial proportion of the executives’ equity awards were earned based on the attainment of pre-established Company annual financial performance goals, and the rest were earned by service, with both categories of awards vesting over four years. Equity awards are a long-term retention tool for key executives intended to reflect the value we place on their contributions to the Company. When granting equity awards, the Committee considers each executive’s level of experience and expertise and overall value to us, as well as how much vested and unvested equity he or she then holds.

In developing the MVSUs and Bonus Plan, the Committee benefited from feedback obtained via ongoing shareholder outreach efforts over the past several years on the Company’s compensation philosophy and the structure of its executive compensation programs as well as from input from the independent compensation consultant retained by the Committee – Compensia, Inc. Shareholders have indicated a preference for a multi-year performance metric based on the Company’s relative performance as compared to its peers in addition to an absolute share price increase metric. The design of the MVSU awards is intended to emphasize sustainable shareholder value creation and strengthen the link between pay and performance as it aligns payouts more directly with performance metrics that increase shareholder value and drives our performance. Further, the MVSU grants are structured to serve as an effective method to retain over three-years and motivate the Company’s executives, who play a key role in its performance. The Committee took several factors into consideration when designing these MVSU grants, which cover the upcoming three-year period, including replacing essentially what each of the executive officers might have received, in aggregate, over a three-year period via recurring performance-based restricted stock units grants like those awarded by the Company in recent years. The Committee does not anticipate awarding additional performance-based equity awards that would overlap the MVSU’s approximately three-year performance period, and the Committee anticipates limiting service-based restricted stock unit grants to the Company’s executives over the next three years taking into account the recent practice of granting only 50% of the target grant value as service-based awards for our CEO, Mr. Ford Tamer, and 67% of the target grant value as service-based awards for the other executive officers. This will result in the annual grants over the next three years being less than the target market value for such annual awards to take into account the value of the multi-year MVSU grant. In furtherance of incenting and rewarding execution of more immediate business objectives, the Committee has historically linked annual incentives for Company’s executives to annual growth and profitability achievement measures. The Bonus Plan builds on this successful approach while also delivering additional formality and clarity, objectives highlighted in shareholder feedback.

MVSU Summary

The Committee granted MVSU awards to the following Officers under the Company’s 2010 Stock Incentive Plan (the “Stock Plan”) pursuant to which the Officers will be eligible to earn, vest in, and receive, at target achievement, the following number of shares of the Company’s common stock (“Shares”).”

Officer	MVSU Award Target Number of Shares
Ford Tamer	135,000
John Edmunds	30,000
Charles Roach	24,000
Ron Torten	24,000
Richard Ogawa	21,000

For each of the MVSU awards identified above, the number of Shares, if any, that will be earned pursuant to the award will depend on the Company’s relative TSR as compared to the S&P 500 Index companies and the Company’s absolute TSR, each as measured over a performance period of approximately three years commencing four trading days after the Company’s 2017 Q4 financial results are released and concluding thirty calendar days after the Company’s 2020 Q4 financial results are released (the “Performance Period”).

Each of the MVSU awards identified above will vest on the last day of each Performance Period, subject to the applicable Officer’s continued service through such date. After the Performance Period, the Committee will determine the number of Shares that each Officer is entitled to receive pursuant to his MVSU award by reference to the Company’s TSR, as compared to the TSR of the S&P 500 Index companies, over the Performance Period expressed as a percentile (the “Relative TSR”). No Shares will be issued with respect to an MVSU award if the Company’ Relative TSR is not at or above the 25th percentile of the S&P 500 Index companies, the minimum performance criteria. Each Officer will be entitled to receive 50% of the target number of Shares listed above if the Company’s Relative TSR is at the 25th percentile of the S&P 500 Index companies, 100% of the target number of Shares if the Company’s Relative TSR is at the 50th percentile, 175% of the target number of Shares if the Company’s Relative TSR is at the 75th percentile and 225% of the target number of Shares if the Company’s Relative TSR is at or above the 90th percentile. However, if the Company’s absolute TSR is negative for the Performance Period, then the maximum number of Shares that may be earned is the target number of Shares listed above.

In the event of an Officer’s “Involuntary Termination” (as defined in the Officer’s Change of Control Severance Agreement) prior to the end of the Performance Period, and subject to the delivery of an effective release of claims, between 0% and 50% (depending on the proportion of the Performance Period elapsed at termination, but not less than 25% for Mr. Tamer pursuant to his employment agreement) of the target number of Shares listed above will vest and be converted into an equal number of Shares. In the event of the closing of a “Change of Control” (as defined in the Officer’s Change of Control Severance Agreement) prior to the end of any Performance Period, the Performance Period will be shortened to end on or as near as practicable to the closing of the Change of Control, and on the date of the Change of Control a number of Shares will vest equal to the product of (x) the number of Shares determined using the TSR formulas described above but based on the transaction price multiplied by (y) the number of months of the Performance Period elapsed as of the Change of Control (rounded up) plus six months (but not more than thirty-six) divided by thirty-six months. The portion of the MVSU award that does not vest based on this formula will be forfeited.

Bonus Plan Summary

Also on January 16, 2018, the Committee adopted the Bonus Plan, which will govern annual bonus opportunities for the Company’s employees, including named executive officers. The Bonus Plan provides for an aggregate target bonus pool for all Company employees, including the named executive officers, to be determined by the Committee following completion of the applicable fiscal year based upon performance relative to pre-established performance goals. For fiscal year 2018, the bonus pool under the Bonus Plan will be determined based on level of achievement in respect of Company revenue and Company earnings per share goals. The foregoing is only a summary of the terms of the Bonus Plan, and is qualified in its entirety by reference to the Bonus Plan itself, which is filed as an Exhibit to this Form 8-K.

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Inphi Corporation Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2018	INPHI CORPORATION

	By:	/s/ Richard Ogawa
Richard Ogawa General Counsel